ERNST & YOUNG LLP        787 Seventh Avenue   Phone: 212 773 3000
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July 18, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  10549

Gentlemen:

We have read Item 4 of Form 8-K dated July 19, 1996 of Sports
Heroes, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


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